JOINT FILING AGREEMENT

THIS AGREEMENT dated the 22nd day of June, 2001.

WHEREAS:

A. Since their latest filings on Schedule 13D, MFC Bancorp Ltd. ("MFC"), MFC Merchant Bank Ltd. ("Merchant Bank"), a wholly-owned subsidiary of MFC, and Sutton Park International Ltd. ("Sutton Park"), a wholly owned subsidiary of MFC, acquired shared voting and dispositive power over additional securities of ICHOR Corporation ("ICHOR");

B. MFC, Merchant Bank and Sutton Park (each a "Filer" and collectively, the "Filers") are responsible for filing a Schedule 13D/A (the "Schedule 13D/A") relating to the acquisition or disposition of the shares of common stock of ICHOR, pursuant to U.S. securities laws.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.   Each Filer covenants and agrees that it is individually eligible to use the
     Schedule 13D/A which is to be filed;

2. Each Filer is individually responsible for the timely filing of any amendments to the Schedule 13D/A, and for the completeness and accuracy of the information concerning themselves, but is not responsible for the completeness and accuracy of any of the information contained in the
     Schedule 13D/A as to the other Filer, unless such Filer knows or has reason to believe that the information is inaccurate;

3. This Schedule 13D/A contains the required information with regard to each Filer and indicates that it is filed on behalf of both Filers; and

4. Each Filer agrees that the Schedule 13D/A to which this Joint Filing Agreement is attached as Exhibit 1 is filed on its behalf.

IN WITNESS WHEREOF the parties have duly executed this Joint Filing Agreement.

MFC BANCORP LTD.

By:  /s/ Michael J. Smith
     ------------------------------
Michael J. Smith, President

MFC MERCHANT BANK S.A.

By:  /s/ Claudio Morandi
     ------------------------------
Claudio Morandi, President

By:  /s/ Peter Hediger
     ------------------------------
Peter Hediger, Vice President

SUTTON PARK INTERNATIONAL LTD.

By:  /s/ Michael J. Smith
     ------------------------------
Michael J. Smith, Director